Exhibit 99.1

(1)         The price reported is a weighted average price.  These shares were purchased in multiple transactions at prices ranging from $1.745 to $1.85, inclusive.  The reporting persons undertake to provide to Baltic Trading Limited (the “Issuer”), any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in this footnote (1) to this Form 4.

(2)         The shares of common stock, par value $0.01, of the Issuer reported as beneficially owned following the reported transaction are held of record by: (i) Apollo Value Investment Master Fund, L.P. (“Value Master Fund”), (ii) Apollo Special Opportunities Managed Account, L.P. (“SOMA Fund”), (iii) Apollo Credit Strategies Master Fund Ltd. (“Credit Strategies”), and (iv) Apollo Capital Spectrum Fund, L.P. (“Capital Spectrum,” together with Value Master Fund, SOMA Fund and Credit Strategies, the “Apollo Funds”).

Apollo Value Advisors, L.P. (“Value Advisors”) is the managing general partner of Value Master Fund, and Apollo Value Capital Management, LLC (“Value Capital Management”) is the general partner of Value Advisors.  Apollo Value Management, L.P. (“Value Management”) is the manager of Value Master Fund, and Apollo Value Management GP, LLC (“Value Management GP”) is the general partner of Value Management.  Apollo SVF Management, L.P. (“SVF Management”) is the manager of SOMA Fund, and Apollo SVF Management GP, LLC (“SVF Management GP”) is the general partner of SVF Management.  Apollo SOMA Advisors, L.P. (“SOMA Advisors”) is the general partner of SOMA Fund.  Apollo SOMA Capital Management, LLC (“SOMA Capital Management”) is the general partner of SOMA Advisors.  Apollo ST Fund Management LLC (“ST Management”) is the investment manager for Credit Strategies.  Apollo ST Operating LP (“ST Operating”) is the sole member of ST Management.  Apollo ST Capital LLC (“ST Capital”) is the general partner of ST Operating.  ST Management Holdings LLC (“ST Management Holdings”) is the sole member of ST Capital.  Apollo Capital Spectrum Advisors, LLC (“Capital Spectrum Advisors”) is the general partner of Capital Spectrum, and Apollo Capital Spectrum Management, LLC (“Capital Spectrum Management”) is the investment manager for Capital Spectrum. Apollo Principal Holdings II, L.P. (“Principal II”) is the sole member and manager of Value Capital Management, SOMA Capital Management and Capital Spectrum Advisors, and Apollo Principal Holdings II GP, LLC (“Principal II GP”) is the general partner of Principal II.  Apollo Capital Management, L.P. (“Capital Management”) is the sole member and manager of Value Management GP, SVF Management GP, ST Management Holdings and Capital Spectrum Management.  Apollo Capital Management GP, LLC (“Capital Management GP”) is the general partner of Capital Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Capital Management GP.  Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.  Leon Black, Joshua Harris and Marc Rowan are the managers of Principal II GP, and the managers, as well as executive officers, of Management Holdings GP.

Each of the Apollo Funds disclaims beneficial ownership of any shares of the Issuer’s common stock owned of record by the other Apollo Funds, and each of Value Advisors, Value Capital Management, Value Management, Value Management GP, SVF Management, SVF Management GP, SOMA Advisors, SOMA Capital Management, ST Management, ST Operating, ST Capital, ST Management Holdings, Capital Spectrum Advisors, Capital Spectrum Management, Principal II, Principal II GP, Capital Management, Capital Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of any shares of the Issuer’s common stock owned of record by the Apollo Funds, in each case except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address of Value Master Fund, Credit Strategies and Capital Spectrum is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1 1104, Cayman Islands.  The address of each of Value Advisors, Value Capital Management, SOMA Fund, SOMA Advisors, SOMA Capital Management, Capital Spectrum Advisors, Principal II and Principal II GP is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The address of each of Value Management, Value Management GP, SVF Management, SVF Management GP, ST Management, ST Operating, ST Capital, ST Management Holdings, Capital Spectrum Management, Capital Management, Capital Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 W. 57th Street, 43rd Floor, New York, New York 10019.